UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 17, 2012

(Date of report; date of

earliest event reported)

Commission file number: 1-3754

ALLY FINANCIAL INC.

(Exact name of registrant as specified in its charter)

Delaware	38-0572512
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

200 Renaissance Center

P.O. Box 200 Detroit, Michigan

48265-2000

(Address of principal executive offices)

(Zip Code)

(866) 710-4623

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

Residential Capital, LLC (“ResCap”), a subsidiary of Ally Financial Inc., did not make a semi-annual interest payment that was due on April 17, 2012 related to its $1,750,000,000 6.50% Notes due 2013, of which approximately $473 million of principal is currently outstanding, and pursuant to their terms currently bear interest at the rate of 8.50% per annum (the “Notes”), issued pursuant to an Indenture dated June 24, 2005 (as supplemented) among ResCap and Deutsche Bank Trust Company Americas, as Trustee (the “Indenture”).  The Indenture provides that a failure to pay interest on an interest payment date does not become an Event of Default (as defined in the Indenture) unless such failure continues for a period of 30 days.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLY FINANCIAL INC.
(Registrant)

Dated: April 17, 2012	/S/ David J. DeBrunner
David J. DeBrunner
Vice President, Chief Accounting Officer
and Controller